UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. 1)

Check the appropriate box:

☐ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))

☒ Definitive Information Statement

Next 1 Interactive, Inc.

(Name of Registrant as Specified In Its Charter)

Copies to:

Jeffrey J. Fessler, Esq.

Jeff Cahlon, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32 nd Floor

New York, NY 10006

Fax: 212-930-9725

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies: ___________

(2) Aggregate number of securities to which transaction applies: ___________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):____________

(4) Proposed maximum aggregate value of transaction: ____________

(5) Total fee paid: ____________

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: ___________

(2) Form, Schedule or Registration Statement No.:___________

(3) Filing Party: ___________

(4) Date Filed: ___________

NEXT 1 INTERACTIVE, INC.

2690 Weston Road, Suite 200

Weston, FL 33331

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the holders of more than a majority of the voting power of the shareholders of Next 1 Interactive, Inc., a Nevada corporation (the “Company” “we”, “us,” or “our”), have approved the following action without a meeting of stockholders in accordance with Section 78.315 of the Nevada Revised Statutes:

The approval of an amendment to our articles of incorporation to increase our authorized shares of common stock from 5,000,000 to 500,000,000. The action will become effective on the 20 th day after this information statement is mailed to our stockholders.

The enclosed information statement contains information pertaining to the matters acted upon.

      WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

	By	Order of the Board of Directors
William Kerby
Chairman
June 26, 2012

2

Next 1 Interactive, Inc.

2690 Weston Road, Suite 200

Weston, FL 33331

INFORMATION STATEMENT

Action by Written Consent of Stockholders

GENERAL INFORMATION

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement is being furnished in connection with the action by written consent of stockholders taken without a meeting of a proposal to approve the actions described in this information statement. We are mailing this information statement to our stockholders on or about June 26, 2012.

What action was taken by written consent?

We obtained stockholder consent for the approval of an amendment to our certificate of incorporation to increase our authorized shares of common stock, par value $0.00001 (“Common Stock”), from 5,000,000 to 500,000,000.

How many shares of voting stock were outstanding on June 14, 2012?

On June 14, 2012, the date we received the consent of the holders of more than a majority of the voting power of our shareholders, there were 4,764,254 shares of Common Stock and 1,809,611 shares of Series A 10% Cumulative Convertible Preferred Stock (“Series A Preferred Stock”), which votes as a single class with the Common Stock on the basis of 100 votes for each outstanding share of Series A Preferred Stock, outstanding.

What vote was obtained to approve the amendment to the certificate of incorporation described in this information statement?

We obtained the approval of the holders of our 1,809,611 outstanding shares of Series A Preferred Stock and the holders of 27,855 shares of Common Stock, representing in the aggregate of 180,988,955 votes out of a total of 185,725,354 possible votes, or approximately 97.4% of the voting power of our shareholders. All shares of our outstanding Series A Preferred Stock, and 27,855 shares of our Common Stock, are held by William Kerby, our chief executive officer and chairman and Donald P. Monaco, a member of our Board of Directors. All of such shares were voted in the favor of the amendment.

Who is paying the cost of this information statement?

We will pay for preparing, printing and mailing this information statement. Our costs are estimated at approximately $10,000.

3

AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE AUHORIZED SHARES OF COMMON STOCK FROM 5,000,000 to 500,000,000

Our board of directors and the holders of a majority of the voting power of our shareholders have approved an amendment to our articles of incorporation to increase our authorized shares of Common Stock from 5,000,000 to 500,000,000. The increase in our authorized shares of Common Stock will become effective upon the filing of the amendment to our articles of incorporation with the Secretary of State of the State of Nevada. We will file the amendment to our articles of incorporation to effect the increase in our authorized shares of Common Stock (the “Amendment”) approximately (but not less than) 20 days after this information statement is mailed to stockholders.

The form of articles of amendment to be filed with the Secretary of State of the State of Nevada is set forth as Appendix A to this information statement.

Outstanding Shares and Purpose of the Proposal

Our articles of incorporation currently authorize us to issue a maximum of 5,000,000 shares of common stock, par value $0.00001 per share (“Common Stock”) and 100,000,000 shares of preferred stock, $0.00001 par value per share. Our issued and outstanding securities, as of June 14, 2012, on a fully diluted basis, are as follows:

•	4,764,254 shares of Common Stock

•	1,809,611 shares of Series A Preferred Stock, convertible into 1,809,611 shares of Common Stock.

•	$9,236,741 in principal amount of convertible notes convertible into 207,882,727 shares of Common Stock.

•	Warrants to purchase 180,590 shares of common stock at a weighted average exercise price of $180.00.

•	Options to purchase 4,050 shares of common stock at a weighted average exercise price of $7.25.

As disclosed in the Company’ 8-K filed with the Securities and Exchange Commission on May 21, 2012, effective May 17, 2012, the Company filed a Certificate of Change with the Secretary of State of Nevada (the “Certificate of Change”), pursuant to which the Company (i) reduced its authorized shares of common stock from 2,500,000,000 to 5,000,000, and (ii) effected a 1-for-500 reverse split of its Common Stock. The reverse stock split and proportional reduction in authorized shares of Common Stock was effected pursuant to Section 78.207(1) of the Nevada Revised Statutes, which provides that a Nevada corporation may effect a reverse stock split and proportional reduction in its authorized shares by board resolution, without the necessity of obtaining shareholder approval.

The net combined effect of the Certificate of Change and the Amendment will be to (i) effect a 500-to-1 reverse stock split (which reverse stock split has been completed) and (ii) reduce the number of authorized shares of common stock from 2,500,000,000 (the number of authorized shares prior to the filing of the Certificate of Change) to 500,000,000.

The reverse stock split was effected for the purpose of increasing the per share stock price. Prior to the reverse stock split, the Common Stock, which is quoted on the Over-the-Counter Bulletin Board, had traded at very low prices for some time. We believe that if we are successful in maintaining a higher stock price, the stock will generate greater interest among professional investors and institutions. If we are successful in generating interest among such entities, we anticipate that our Common Stock would have greater liquidity and a stronger investor base.

In evaluating the reverse stock split, the Company's board of directors also took into consideration negative factors associated with reverse stock splits. These factors include the negative perception of reverse stock splits held by many investors, analysts and other stock market participants, as well as the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels. The board, however, determined that these negative factors were outweighed by the potential benefits.

4

The reverse stock split also had the effect of increasing the voting power of the holders of our Series A Preferred Stock. As disclosed above, our 1,809,611 outstanding shares of Series A Preferred Stock are held by William Kerby, our chief executive officer and chairman, and Donald P. Monaco, a member of our board of directors. The Series A Preferred Stock votes as a single class with the Common Stock on the basis of 100 votes for each outstanding share of Series A Preferred Stock. Thus, by reducing the number of outstanding shares of common stock, without any corresponding adjustment to the number of votes held by the holders of the Series A Preferred Stock, the reverse stock split had the effect of increasing the voting power of the holders of the Series A Preferred Stock. For example, based on 4,764,254 (post-reverse split) shares of Common Stock issued and outstanding as of June 14, 2012, the 1,809,611 shares of Series A Preferred Stock represent 97.4% of the total voting power of our shareholders. By comparison, based on the pre-reverse stock equivalent of 2,382,127,000 shares of Common Stock outstanding as of June 14, 2012, the 1,809,611 outstanding shares of Series A Preferred Stock would represent 7.1% of the total voting power of our shareholders. The reverse stock split was not effected for the purpose of increasing the voting power of the holders of the Series A Preferred Stock, but rather for the purpose of increasing the per share stock price, as noted above.

Because the reduction in our authorized shares of Common Stock, from the net combined effect of the Certificate of Change and the Amendment (from 2,500,000,000 to 500,000,000) will be proportionally less than the ratio of the reverse stock split (1-for-500), the net combined effect of the Certificate of Change and the Amendment will be to increase our authorized shares of Common Stock as a proportion of our outstanding Common Stock. This increase is necessary to allow for the conversion of our outstanding convertible securities, as set forth above. In addition, the board of directors believes that the increase in authorized common shares will provide the Company greater flexibility with respect to the Company’s capital structure for purposes including additional equity financings and stock based acquisitions.

Effects of the Increase in Authorized Common Stock

The additional shares of Common Stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of Common Stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our Common Stock, the future issuance of additional shares of Common Stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing shareholders.

At present, other than in connection with the conversion of outstanding convertible securities, (which conversion would be at the option of the respective holders), the board of directors has no plans to issue the additional shares of Common Stock authorized by the Amendment. However, it is possible that some of these additional shares could be used in the future for various other purposes without further shareholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other system on which our securities may then be listed. These purposes may include: raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, and expanding the Company’s business or product lines through the acquisition of other businesses or products.

We could also use the additional shares of Common Stock that will become available pursuant to the Amendment to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. Although the board’s approval of the Amendment was not prompted by the threat of any hostile takeover attempt (nor is the board currently aware of any such attempts directed at the Company), nevertheless, shareholders should be aware that the Amendment could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which shareholders of the Company might otherwise receive a premium for their shares over then current market prices.

5

BENEFICIAL OWNERSHIP OF SECURITIES AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock and Series A Preferred Stock as of June 14, 2012 by (i) each executive officer of the Company, (ii) each member of our board of directors, (iii) each person deemed to be the beneficial owner of more than five percent (5%) of our Common Stock or Series A Preferred Stock, and (iv) all of our executive officers and directors as a group. Unless otherwise indicated, each person named in the following table is assumed to have sole voting power and investment power with respect to all shares of our Common Stock and Series A Preferred Stock listed as owned by such person. The address of each person is the address of the Company unless otherwise noted.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Owner		Percent of Class(1)	Percent of Total Voting Power (2)(3)

Common Stock	William Kerby	837,266	(4)	15.0%	43.6%
Series A Preferred Stock	CEO & Chairman	809,611	(2)	44.7%

Common Stock	Warren Kettlewell	60,308	(5)	1.3%	*
Series A Preferred Stock	Director	0		0%

Common Stock	Adam Friedman	800	(8)	*	*
Series A Preferred Stock	Chief Financial Officer	0		0%

Common Stock	Pat LaVecchia	2,400	(6)	*	*
Series A Preferred Stock	Director	0		0%

Common Stock	Donald P. Monaco	1,002,400	(7)	17.4%	53.8%
Series A Preferred Stock	Director	1,000,000	(2)	55.3%

Common Stock	All Officers and Directors as a group (1)	1,903,174		28.9%	97.4%
Series A Preferred Stock	(5 persons)	1,809,611	(2)	100.0%

* Less than 1%.

(1) The percentage of Common Stock held by each listed person is based on 4,764,254 shares of Common Stock issued and outstanding as of June 14, 2012. The percentage of Series A Preferred Stock held by each person is based on 1,809,611 shares of Series A Preferred Stock issued and outstanding as of June 14, 2012. Pursuant to Rule 13d-3 promulgated under the Exchange Act, any securities not outstanding which are subject to warrants, rights or conversion privileges exercisable within 60 days are deemed to be outstanding for purposes of computing the percentage of outstanding securities of the class owned by such person but are not deemed to be outstanding for the purposes of computing the percentage of any other person.

6

(2) The Series A Preferred Stock votes as a single class with the Common Stock on the basis of 100 votes for each share of Series A Preferred Stock.

(3) Represents total combined voting power under Common Stock and Series A Preferred Stock.

(4) William Kerby holds 26,842 shares individually. On October 3, 2011, the Company issued to Mr. Kerby 800 stock options which are fully vested. Mr. Kerby owns 809,610 of Series A Convertible Preferred Shares and as of June 14, 2012 are convertible to 809,610 common shares to be included as beneficial ownership. Mr. Kerby’s family members hold an additional 10 common shares. Mr. Kerby is also the owner of In-Room Retail Systems, LLC, an inactive company which owns 3 common shares to be included as beneficial ownership. Due to these relationships, Mr. Kerby beneficially owns 837,266 shares of the common stock of the Company.

(5) William Kettlewell holds 7,007 shares individually. On October 3, 2011, the Company issued to Mr. Kettlewell 400 stock options which are fully vested. Mr. Kettlewell’s family members hold an additional 35,140 shares. Mr. Kettlewell owns 17,761 warrants that can be converted into 17,761 common shares to be included as beneficial ownership. Due to these relationships, Mr. Kettlewell beneficially owns 60,308 shares of common stock of the Company.

(6) Pat LaVecchia holds 2,000 shares individually. On October 3, 2011, the Company issued to Mr. LaVecchia 400 stock options which are fully vested. Mr. LaVecchia beneficially owns 2,400 shares of the Company.

(7) Donald P. Monaco 1,000 shares individually. On October 3, 2011, the Company issued to Mr. Monaco 400 stock options which are fully vested. Mr. Monaco owns 1,000,000 of Series A Convertible Preferred shares and as of June 14, 2012 they are convertible to 1,000,000 to be included as beneficial ownership. Mr. Monaco owns 1,000 warrants that can be converted into 1,000 common shares to be included as beneficial ownership. Due to these relationships, Mr. Monaco beneficially owns 1,002,400 shares of common stock of the Company.

(8) On October 3, 2011, the Company issued to Adam Friedman 800 stock options which are fully vested. Mr. Friedman beneficially owns 800 shares of the Company.

7

ADDITIONAL AVAILABLE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with such Act we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the public reference facilities of the Securities and Exchange Commission at 100 F Street, N.E., Washington D.C. 20549 or may be accessed at www.sec.gov.

	By	Order of the Board of Directors
William Kerby
Chairman
June 26, 2012

8

Appendix A

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1. Name of corporation:

Next 1 Interactive, Inc.

2. The articles have been amended as follows: (provide articles numbers, if available)

Article 3 is hereby amended such that the aggregate number of shares that the corporation shall the authority to issue is 600,000,000 of which 500,000,000 shares will be common stock, par value $0.00001 per share, and 100,000,000 shares will be preferred stock, par value $0.00001 per share.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:

Greater than 50%

4. Effective date of filing (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature:

William Kerby

9